Exhibit 4.4

Execution Version

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

This AMENDED AND RESTATED SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on March 8, 2018 (the “Signing Date”), by and among:

1.	HUYA Inc., an exempted company incorporated with limited liability under the Laws of the Cayman Islands with its registered office at Vistra (Cayman) Limited, P.O. Box 31119 Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205 (the “Company”);

2.	HUYA Limited, a company organized and existing under the Laws of Hong Kong (the “HK Company”);

3.	Guangzhou Huya Technology Co., Ltd., (广州虎牙科技有限公司), a wholly foreign-owned enterprise incorporated under the Laws of the PRC (the “WFOE”);

4.	Guangzhou Huya Information Technology Co., Ltd. (广州虎牙信息科技有限公司), a company incorporated under the Laws of the PRC (the “Domestic Company”);

5.	DONG Rongjie (董荣杰), a citizen of the PRC, with identification card number 330227197702176836 (“Mr. Dong”);

6.	LI Xueling (李学凌), a citizen of the PRC, with identification card number 640204197410230034 (“Mr. Li”);

7.	YY Inc., an exempted company incorporated with limited liability under the Laws of the Cayman Islands (“YY”);

8.	each of the Persons listed in Part A of the Schedule I-B hereof (“Dong SPV” and collectively, “Dong SPVs”);

9.	the Person listed in Part B of the Schedule I-B hereof (“Li SPV”);

10.	each of the Persons listed in Part C of the Schedule I-B hereof (“Management SPV” and collectively, “Management SPVs”); and

11.	each of the Persons listed in Part D of the Schedule I-B hereof (together with any such Person’s Affiliates, successors and permitted assigns and transferees, the “Investors”, an each an “Investor”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.	The Group is engaged in the business of providing products and services relating to audio and video broadcast and live streaming of online games (the “Business”).

B.	The Company holds 100% of the equity interest of the HK Company. The HK Company holds 100% of the registered capital of the WFOE, which in turn Controls the Domestic Company through Control Documents (as defined below).

Shareholders Agreement

C.	Certain Investors and Dong SPV subscribed from the Company, and the Company issued to such Investors and Dong SPV, certain Series A Preferred Shares of the Company on the terms and conditions set forth in the Series A Preferred Share Subscription Agreement dated May 16, 2017, by and among the Company, the HK Company, the Domestic Company, Mr. Dong, the Investors and other parties thereto (the “Prior Subscription Agreement”) and, in connection therewith, the relevant Parties entered into a Shareholders Agreement on July 10, 2017, to record the respective information, registration and other rights and obligations of the shareholders of the Company (the “Prior Agreement”).

D.	Tencent has agreed to subscribe from the Company, and the Company has agreed to issue to Tencent on the date hereof, certain Series B-2 Preferred Shares of the Company on the terms and conditions set forth in the Series B-2 Preferred Share Subscription Agreement on the date hereof by and among the Company, Tencent and the other parties thereto (the “Subscription Agreement”).

E.	The existing ordinary and preferred share capital of the Company has been re-designated to be comprised of Class A Ordinary Shares, Class B Ordinary Shares, Series A-1 Preferred Shares and Series A-2 Preferred Shares, prior to or upon the Closing (as defined in the Subscription Agreement).

F.	The shareholding structure of the Company immediately after the Closing (as defined in the Subscription Agreement) is as set out in Schedule I-E hereof.

G.	The Subscription Agreement provides that the execution and delivery of this Agreement shall be a condition precedent to the Closing (as defined in the Subscription Agreement).

H.	The Parties desire to enter into this Agreement, which shall amend, replace and supersede the Prior Agreement in its entirety, and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound hereto hereby agree as follows:

1.	Definitions.

1.1 The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means the generally accepted accounting principles and practices of the United States of America as in effect from time to time.

“Affiliate” means, with respect to a Person, (i) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, and (ii) if such Person is a natural person, any Relative or spouse of such Person, or any spouse of such Relative. In the case of the Investor, the term “Affiliate” also includes (v) any of the Investor’s general partners, (w) the fund manager managing or advising such Investor and other funds managed or advised by such fund manager, (x) trusts Controlled by or for the benefit of any such Person referred to in (v) or (w), and (y) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by the Investor.

Shareholders Agreement

“Agreed Vesting Schedule” means a four-year vesting schedule where 25% of awards shall vest at each anniversary of the grant date.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Associate” means, with respect to any Person, (x) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the record or beneficial owner of ten (10) percent or more of any class of Equity Securities of such corporation or organization, or (y) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity.

“Auditor” means the Person for the time being performing the duties of auditor of the Company (if any), whose appointment and removal shall be approved by Board.

“Banyan” means Banyan Partners Fund II, L.P., with its registered office located at c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9005, Cayman Islands, together with its Affiliates, successors and permitted assigns.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, Hong Kong, the British Virgin Islands or the Cayman Islands.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles of incorporation, certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“Circular 37” means the Circular on Foreign Exchange Administration of Offshore Investment, Financing and Return Investment by Domestic Residents Utilizing Special Purpose Vehicles (关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知 ) issued by SAFE with effect from July 14, 2014 and superseding the Circular 75 issued by SAFE on October 21, 2005, as amended from time to time.

“Class A Ordinary Shares” means the Company’s Class A Ordinary Shares, par value US$0.0001 per share and entitling the holder to 1 vote per share.

Shareholders Agreement

“Class B Ordinary Shares” means the Company’s Class B Ordinary Shares, par value US$0.0001 per share and entitling the holder to 10 vote per share.

“Closing” has the meaning set forth in the Subscription Agreement.

“Closing Date” has the meaning set forth in the Subscription Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” has the meaning set forth in the Subscription Agreement.

“Conversion Shares” means Ordinary Shares issuable upon conversion of any Preferred Shares.

“Deemed Liquidation Event” means any of the following events: (i) any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other reorganization in which the shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred; (ii) a sale, transfer, lease or other disposition of all or substantially all of the assets (either in terms of quantities or value) of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets (either in terms of quantities or value) of such Group Company); or (iii) the exclusive licensing of all or substantially all of any Group Company’s Intellectual Property to a third party.

“Director” means a director serving on the Board.

Shareholders Agreement

“Engage” means Engage Capital Partners II Limited, an exempted company organized and existing under the Laws of the British Virgin Islands (together with its Affiliates, successors and permitted assigns).

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“fully diluted basis” means, for the purposes of calculating share numbers, such calculation shall be made assuming that all outstanding options, warrants and other securities convertible into or exercisable or exchangeable for Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged, and, in case of calculating the numbers of the Shares, giving effect to the Closing (as defined in the Subscription Agreement) and the Ordinary Shares reserved for issuance under the ESOP.

“Governmental Authority” means any government of any nation, federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, the HK Company, the WFOE and the Domestic Company, together with each Subsidiary of any of the foregoing and each other Person Controlled by the Company, and “Group” refers to all of Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

Shareholders Agreement

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized (including capitalized lease obligations), (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed, and (xi) any accrued and unpaid interest on any of the foregoing.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, reexaminations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including artwork, software, computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications, proprietary data, customer lists, databases, proprietary processes, technology, formulae, and algorithms and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill symbolized or represented by the foregoing.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“Key Employees” means the persons listed in Schedule I-A.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

Shareholders Agreement

“Lien” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, law, equity or otherwise.

“Majority Series A Preferred Holders” means the holders of two-third (2/3) of the then issued and outstanding Series A Preferred Shares (voting together as a single class and calculated on as-converted basis).

“Majority Series B Preferred Holders” means the holders of more than 50% of the then issued and outstanding Series B Preferred Shares (voting together as a single class and calculated on as-converted basis).

“Memorandum and Articles” means the Second Amended and Restated Memorandum of Association of the Company and the Second Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“Morningside” means collectively, Morningside China TMT Fund IV, L.P., with its registered office located at 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands, and Morningside China TMT Fund IV Co-Investment, L.P., with its registered office located at 75 Fort Street, PO Box 1350, Grand Cayman KY1-1108, Cayman Islands, together with their respective Affiliates, successors and permitted assigns.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Ordinary Shares” means Class A Ordinary Shares and Class B Ordinary Shares.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PFIC” means passive foreign investment company as defined in the Code.

“Ping An” means, collectively, D.I. Alpha Media Company Limited and HY Streaming Company Limited, together with their respective Affiliates, successors and permitted assigns.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“PRC Companies” means the Domestic Company and its Subsidiaries.

“Preferred Shareholder” means any holder of the Preferred Shares.

“Preferred Shares” means the Series A Preferred Shares and the Series B Preferred Shares.

“Public Official” means any executive, official, or employee of a Governmental Authority, political party or member of a political party, political candidate; executive, employee or officer of a public international organization; or director, officer or employee or agent of a wholly owned or partially state-owned or controlled enterprise, including a PRC state-owned or controlled enterprise.

Shareholders Agreement

“Qualified IPO” means a firm commitment underwritten public offering of the Ordinary Shares of the Company (or depositary receipts or depositary shares thereof) in the United States on the New York Stock Exchange or the Nasdaq Global Market pursuant to an effective registration statement under the United States Securities Act of 1933, as amended, or on the Main Board of Hong Kong Stock Exchange or another internationally recognized stock exchange approved by the Majority Series A Preferred Holders and the Majority Series B Preferred Holders, each voting as a separate class, in any case, with an offering per-share price (net of underwriting commissions and expenses) that is not less than the Series B Issue Price (as defined in the Memorandum and Articles).

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, and (ii) any Ordinary Shares issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of the Preferred Shares, and the shares referenced in (i) herein; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 18.4.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” means (i) any Affiliate, officer, director, supervisory board member, Key Employee, or holder of any Equity Security of any Group Company; and (ii) any of YY or YY’s Affiliates (other than the Group Companies).

“Relative” of a natural person means any spouse, parent, grandparent, child, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent of such person (whether by blood, marriage or adoption).

“Restructuring” has the meaning set forth in the Subscription Agreement.

“SAFE” means the State Administration of Foreign Exchange of the PRC.

“SAFE Rules and Regulations” means collectively, the Circular 37 and any other applicable SAFE rules and regulations.

“Securities Act” means the United States Securities Act of 1933, as amended and interpreted from time to time.

“Series A Preferred Shares” means the Series A-1 Preferred Shares and the Series A-2 Preferred Shares.

“Series A-1 Preferred Shares” means the Series A-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

Shareholders Agreement

“Series A-2 Preferred Shares” means the Series A-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Preferred Shares” means the Series B-1 Preferred Shares and the Series B-2 Preferred Shares.

“Series B-1 Preferred Shares” means the Series B-1 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B-2 Preferred Shares” means the Series B-2 Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Share Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires any Equity Securities of the Company such that, immediately after such transaction or series of related transactions, such Person or group of related Persons holds Equity Securities of the Company representing more than fifty percent (50%) of the outstanding voting power of the Company.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person. For the avoidance of doubt, a branch of any Group Company shall be deemed a Subsidiary of such Group Company.

“Tencent” means Linen Investment Limited, together with its Affiliates, successors and permitted assigns.

“Transaction Documents” has the meaning set forth in the Subscription Agreement.

“Transfer” means, with respect to any Equity Securities, directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to all or any part of any interest in such Equity Securities.

“U.S.” means the United States of America.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below

Additional Number	Section 7.5(ii)
Agreement	Preamble
Business	Recitals
Company	Preamble
Co-Sale Notice	Section 11.1
Co-Sale Shares	Section 11.1
Deed of Adherence	Section 7.8
Disposal	Section 8.3(i)

Shareholders Agreement

Dispute	Section 18.6(i)
Domestic Company	Preamble
Dong SPV	Preamble
Drag Transaction	Section 10.1
Drag Notice	Section 10.1
Drag-Along Transferors	Section 10.1
ESOP	Section 7.4(ii)
Exempt Registrations	Section 3.4
Exercising Shareholder	Section 9.2(ii)
Financing Terms	Section 17.12(i)
First Participation Notice	Section 7.5(i)
High Vote Holders	Section 8.3(i)
High Vote Shares	Section 17.13(i)
High Voting Rights	Section 17.13(ii)
HK Company	Preamble
HKIAC	Section 18.6(i)
Investment Policy	Section 16.1(viii)
Investor	Preamble
Low Vote Shares	Section 17.13(i)
Li SPV	Preamble
Management SPV	Preamble
Money Laundering Laws	Section 17.6(i)
Mr. Dong	Preamble
Mr. Li	Preamble
New Offering	Section 8.9(ii)
New Securities	Section 7.4
Non-Transferring Parties	Section 10.1
Observer	Section 15.2
Offered Shares	Section 9.1(i)
Option Period	Section 9.2(i)(a)
Oversubscription Participants	Section 7.5(ii)
Party	Preamble
Permitted Transferee	Section 12.4
PFIC Shareholder	Section 17.5(iii)
Preemptive Pro Rata Share	Section 7.3
Preemptive Right	Section 7.1
Prior Agreement	Recitals
Prior Subscription Agreement	Recitals
Purchase Right Period	Section 8.9(i)
Qualified Financing	Section 8.9(iii)
Restraint Period	Section 17.9
Restricted Business	Section 17.9
Rights Holder	Section 7.1
Second Notice	Section 9.2(ii)
Second Participation Notice	Section 7.5(ii)
Second Participation Period	Section 7.5(ii)
Security Holder	Section 17.2
Signing Date	Preamble
Subscription Agreement	Recitals

Shareholders Agreement

Transferor	Section 9.1(i)
Transfer Notice	Section 9.1(i)
Violation	Section 5.1(i)
WFOE	Preamble
YY	Preamble

1.3 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the Accounting Standards, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles and, for the avoidance of doubt, Class B Ordinary Shares, Series A-2 Preferred Shares and Series B-2 Preferred Shares shall have 10 votes per Share, whereas Class A Ordinary Shares, Series A-1 Preferred Shares and Series B-1 Preferred Shares shall have 1 vote per Share (in each case, on an as-converted basis), (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xv) all references to dollars or to “US$” are to currency of the United States of America and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.	Demand Registration.

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fourth (4th) anniversary of the Closing Date or (ii) the date that is six (6) months after the consummation of the IPO, Holders holding twenty-five percent (25%) or more of the voting power of the then outstanding Registrable Securities held by all Holders may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders of Registrable Securities and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate (i) no more than three (3) Registrations initiated by Holders holding pursuant to this Section 2.1 that have been declared and ordered effective, provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1 are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1.

Shareholders Agreement

2.2 Registration on Form F-3 or Form S-3. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), any Holder of Registrable Securities may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders of Registrable Securities and (ii) as soon as practicable, use its best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to consummate (i) no more than eight (8) Registrations initiated by Holders holding Registrable Securities, that have been declared and ordered effective pursuant to this Section 2.2; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2 are not fully included in such Registration for any reason other than solely due to the action or inaction of the Holders of Registrable Securities including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2.

2.3 Right of Deferral.

(i) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(2) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares of the Company other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3; or

Shareholders Agreement

(3) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(ii) If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its securities during such period (except for Exempt Registrations).

2.4 Underwritten Offerings. If, in connection with a request to Register the Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least two-thirds of the voting power of all Registrable Securities proposed to be included in such Registration (calculated on an as-converted basis). Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after (i) first excluding all other Equity Securities (including the Equity Securities held by employees and directors of the Company) from the Registration and underwritten offering, and (ii) second excluding all Registrable Securities from the Registration and underwritten offering, and so long as the number of shares to be included in the Registration on behalf of the non-excluded Holders is allocated among all such non-excluded Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included; provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

Shareholders Agreement

3.	Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements.

(i) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy-five percent (75%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after (i) first excluding all other Equity Securities (including the Equity Securities held by employees and directors of the Company and except for securities sold for the account of the Company) from the Registration and underwriting, and (ii) second excluding all Registrable Securities from the Registration and underwriting, and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all non-excluded Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to a Holder to the nearest one hundred (100) shares.

Shareholders Agreement

(ii) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4 Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share incentive plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4.	Registration Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, upon the request of the Holders holding at least two-thirds in voting power of the Registrable Securities Registered thereunder (calculated on an as-converted basis), keep the Registration Statement effective until the distribution thereunder has been completed;

(ii) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv) Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

Shareholders Agreement

(vi) Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the final registration statement covering such Registrable Securities, and (y) the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii) Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable Registration Statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix) Not, without the written consent of the holders of at least two-thirds of voting power of the then outstanding Registrable Securities (calculated on an as-converted basis), make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(x) Provide a special legal opinion issued by a qualified counsel, at the cost of the Group Companies, if any special legal opinion is requested by the Company, the Company’s underwriter or underwriters, or any of their counsels;

(xi) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

Shareholders Agreement

(xii) Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expense, but excluding the underwriting discounts, selling commissions, expenses charged by the depositary bank and transfer tax applicable the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of one (1) counsel for all selling Holders, shall be borne by the Company.

5.	Registration-Related Indemnification.

5.1 Company Indemnity.

(i) In the event of a Registration under this Agreement, to the maximum extent permitted by Law, the Company will indemnify and hold harmless (absent fraud, willful default or misconduct of such Person being indemnified) each Holder, such Holder’s partners, officers, directors, employees, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or Person who controls (as defined in the Securities Act) such Holder or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

Shareholders Agreement

(iii) The indemnity agreement contained in this Section 5.1 shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party under this Section 5.1 and shall survive the transfer of securities by such Holder or any indemnified party.

5.2 Holder Indemnity.

(i) In the event of a Registration under this Agreement, to the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally but not jointly, indemnify and hold harmless the Company, its directors, officers, employees, and legal counsel, each other Holder selling securities in connection with such Registration, any underwriter (as defined in the Securities Act), and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

Shareholders Agreement

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6.	Additional Registration-Related Undertakings.

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

Shareholders Agreement

(i) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed), and (d) a special legal opinion issued by a qualified counsel, at the cost of the Group Companies, confirming that the respective Holder meets the requirements of Rule 144 of the Securities Act (or any rules comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least two thirds of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of a Qualified IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period provided that such Holder has received a special legal opinion issued by a qualified counsel, at the cost of the Group Companies, confirming that such Holder meets the requirements of Rule 144 of the Securities Act (or any rules comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

Shareholders Agreement

6.4 Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.5 Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i) it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the Parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii) in the event that the Company will undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares, the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7.	Preemptive Right.

7.1 Preemptive Right. Subject to Section 8.9, the Company hereby grants (a) to each of the Investors (for so long as such Investor holds any Shares of the Company) (collectively, the “Rights Holders”) the right of first refusal to purchase such Rights Holder’s Preemptive Pro Rata Share (as defined in Section 7.3 below) pursuant to Section 7.5(i) below, and (b) to each of the Rights Holders participating in (a) above the right to purchase any New Securities unpurchased in (a) pursuant to Section 7.5(ii) below, of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement ((a) and (b) collectively, the “Preemptive Right”). For the avoidance of doubt, each Party agrees that the Preemptive Rights of each Investor pursuant to this Section 7 will not apply to any issuance of Equity Securities by the Company to Tencent during the Purchase Right Period in accordance with Section 8.9.

7.2 [Reserved]

7.3 Preemptive Pro Rata Share. A Rights Holder’s “Preemptive Pro Rata Share” for purposes of the Preemptive Rights under this Section 7 is the ratio of (a) the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Rights Holder, to (b) the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights.

Shareholders Agreement

7.4 New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(i) any Equity Securities of the Company issued pursuant to the Subscription Agreement;

(ii) up to 17,647,058 Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the Company’s employee share option plans (“ESOP”) duly approved in accordance with Section 16;

(iii) any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event duly approved in accordance with Section 16;

(iv) any Equity Securities of the Company issued pursuant to the Qualified IPO;

(v) any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets (either in terms of quantities or value) of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, duly approved in accordance with Section 16;

(vi) any Ordinary Shares issued upon the conversion of the Preferred Shares; and

(vii) any issuance of Equity Securities by the Company to Tencent during the Purchase Right Period in accordance with Section 8.9.

7.5 Procedures.

(i) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Rights Holder’s Preemptive Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Preemptive Pro Rata Share). If any Rights Holder fails to so respond in writing within such ten (10) Business Day period, then such Rights Holder shall forfeit the right hereunder to purchase its Preemptive Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

Shareholders Agreement

(ii) Second Participation Notice; Oversubscription. If any Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (i) above, the Company shall promptly give notice (the “Second Participation Notice”) to the participating Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (i) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Preemptive Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Oversubscription Participants.

7.6 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Rights Holder exercises the Preemptive Rights within ten (10) Business Days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 7.

7.7 Closing. If any Rights Holder elects to purchase New Securities, then payment for the New Securities to be purchased by such Rights Holder in accordance with this Section 7 shall be made by wire transfer in immediately available funds of the appropriate currency, against delivery of such New Securities (including the delivery of share certificates or other instruments evidencing the issue of New Securities thereof) to be purchased, at a time and place agreed to by the Company and the Rights Holders that have elected to purchase a majority of the New Securities, but if they cannot agree, then at the principal place of business of the Company on the 45th day after the Company’s receipt of the Rights Holder’s notice to the Company in respect of its election to purchase New Securities.

7.8 Adherence to this Agreement. The Company shall cause each subscriber of New Securities who is not a Party to this Agreement to execute and deliver a deed of adherence in substantially the form attached hereto as Exhibit A (the “Deed of Adherence”) to join in and be bound by the terms of this Agreement as an “Investor” (if not already a Party hereto) upon and after such issuance.

8.	Restriction on Transfers.

8.1 Restrictions. Notwithstanding any other provision herein to the contrary, for so long as Tencent holds 95% of the Series B Preferred Shares it acquired at the Closing, Tencent shall have a veto right on any proposed transaction that would constitute a Deemed Liquidation Event with, issuance and sale of any securities of any Group Company to, and sale by YY or Mr. Dong of any securities of any Group Company to, the persons on the list attached hereto as Schedule I-D.

Shareholders Agreement

8.2 Investors. For the avoidance of doubt, each Investor may Transfer any Equity Securities of the Company now or hereafter owned or held by it subject to: (i) such Transfer is effected in compliance with all applicable Laws; (ii) the transferee shall execute and deliver a Deed of Adherence to join in and be bound by the terms of this Agreement as an “Investor” (if not already a Party hereto) upon and after such Transfer; (iii) each Investor shall not Transfer any Equity Securities of the Company now or hereafter owned or held by it to any competitor of the Company without the prior written consent of the Company, it being agreed that the list of such competitors is attached hereto as Schedule I-C, and that the list may be updated by the Company and the Investors jointly by written consent from time to time; and (iv) such Transfer shall be subject to Sections 8.9, 9, 11 and 12 below. The Company shall update its register of members upon the consummation of any such permitted Transfer. Each Investor shall be entitled to disclose to any bona fide proposed transferee any information, documents or materials concerning the Company known to or in possession of such Investor, and the Company shall provide any assistance or cooperation reasonably requested by such Investor or the proposed transferee in connection with such proposed transferee’s due diligence investigation of the Company.

8.3 Conversion Upon Disposal of High Vote Shares. Notwithstanding anything herein to the contrary,

(i) prior to the consummation of a Qualified IPO, in the event of any direct or indirect sale, transfer, assignment or disposition (“Disposal”) of any High Vote Shares to a party other than any of Mr. Dong, YY or Tencent or their respective Affiliates (collectively, the “High Vote Holders”), such High Vote Shares shall, automatically and immediately upon and after such Disposal, convert into an equal number of Class A Ordinary Shares (in the case of a Disposal of Class B Ordinary Shares), Series A-1 Preferred Shares (in the case of a Disposal of Series A-2 Preferred Shares) and Series B-1 Preferred Shares (in the case of a Disposal of Series B-2 Preferred Shares); provided that the creation of any pledge, charge, encumbrance or other third party right of whatever description on any High Vote Shares to secure a holder’s contractual or legal obligations shall not be deemed as a Disposal of such High Vote Shares hereunder unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the related High Vote Shares, in which case a Disposal shall be deemed to have occurred and all the related High Vote Shares shall, automatically and immediately upon and after such Disposal, entitle their holders to only 1 vote per Share (without prejudice to any other rights and privileges of such High Vote Shares as set forth in the Memorandum and Articles);

(ii) upon and after the consummation of a Qualified IPO, in the event of any Disposal of any Class B Ordinary Shares to a party other than the High Vote Holders, such Class B Ordinary Shares shall, automatically and immediately upon and after such Disposal, convert into an equal number of Class A Ordinary Shares; provided that the creation of any pledge, charge, encumbrance or other third party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a Disposal of such Class B Ordinary Shares hereunder unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in the third party holding legal title to the related Class B Ordinary Shares, in which case a Disposal shall be deemed to have occurred and all the related Class B Ordinary Shares shall, automatically and immediately upon and after such Disposal, convert into an equal number of Class A Ordinary Shares; and

Shareholders Agreement

(iii) this Section 8.3 shall survive the completion of a Qualified IPO.

8.4 Prohibited Transfers Void. Any Transfer of Equity Securities of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded on the books of the Company and shall not be recognized by the Company or any other Party.

8.5 No Indirect Transfers. Each holder of the Shares agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person, or otherwise.

8.6 Performance. Mr. Dong irrevocably agrees to cause and guarantee the performance by each Dong SPV of all of its covenants and obligations under this Agreement. Mr. Li irrevocably agrees to cause and guarantee the performance by Li SPV of all of its covenants and obligations under this Agreement.

8.7 No other Restrictions. Other than this Agreement and the Memorandum and Articles, each Party acknowledges that there are no other agreements between or among any Parties hereto imposing any restrictions on transfer by such Person of Equity Securities of the Company.

8.8 Legend. Each existing or replacement certificate for the Ordinary Shares now owned or hereafter acquired by any holder and its permitted transferees shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT (AS AMENDED FROM TIME TO TIME) BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER PARTIES THERETO.”

The Company may annotate its register of members with an appropriate, corresponding legend. At such time as the related Equity Securities are no longer subject to this Agreement, the Company shall, at the request of the holder of such Equity Securities, issue replacement certificates for such Equity Securities without such legend.

In order to ensure compliance with the terms of this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company acts as transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

8.9 Tencent’s Right to Purchase Additional Shares.

(i) Within a period commencing on the second anniversary of the Closing and ending on the third anniversary of the Closing (the “Purchase Right Period”), so long as Tencent holds a number of Shares no less than 95% of the Shares that it acquires at the Closing (or the equivalent amount of Ordinary Shares, if such Shares have been converted), Tencent shall at its sole discretion have an exclusive right but not an obligation to purchase such number of Shares directly from the Company and/or from YY (subject to any applicable co-sale right of holders of Series A Preferred Shares pursuant to Section 11) so that Tencent’s total voting power in the Company shall be 50.10% on an as-converted and fully-diluted basis immediately upon the completion of such purchase; provided that the purchase price per Share shall be the Fair Market Price.

Shareholders Agreement

(ii) If and when Tencent exercises its purchase right during the Purchase Right Period, YY has the priority to sell its Shares (subject to any applicable co-sale right of holders of Series A Preferred Shares pursuant to Section 11) to Tencent at its discretion. If YY decides not to sell any or sells only a portion of the Shares (subject to any applicable co-sale right of holders of Series A Preferred Shares pursuant to Section 11) that Tencent intends to purchase, the Company shall issue new Shares, all of which shall have High Voting Rights, in a new offering (a “New Offering”) to Tencent so that immediately after the completion of YY’s transfer (subject to any applicable co-sale right of holders of Series A Preferred Shares pursuant to Section 11), a New Offering or a combination of the foregoing, Tencent’s total voting power in the Company will be no less than 50.10%, on an as-converted and fully diluted basis.

(iii) For purposes of this Agreement, a “Qualified Financing” means a bona fide financing of the Company with the total investment proceeds of no less than US$50 million or with the new issuance of shares in an amount equivalent to no less than 3% of the total issued share capital of the Company calculated on a fully diluted basis prior to the closing of such financing, and the “Fair Market Price” means the higher of (i) the price per Share based on the Company’s post-money valuation upon the Closing, and (ii) either (1) a per Share issue price for the most recent Qualified Financing of the Company, if the Company has not then completed a Qualified IPO at the time of Tencent’s exercise of such purchase right, or (2) the average of closing trading prices in the last 20 trading days prior to the Company’s and YY’s receipt of Tencent’s written notice to exercise such purchase right, if the Company is then a public company.

(iv) Tencent’s right to purchase additional shares pursuant to this Section 8.9 is non-transferrable and can only be exercised once during the Purchase Right Period. Such right to purchase additional shares shall be terminated from and after the time when Tencent holds a number of shares less than 95% of shares that it acquires at the Closing (or the equivalent amount of Ordinary Shares, if such Shares have been converted).

(v) This Section 8.9 shall survive the completion of a Qualified IPO.

9.	Rights of First Refusal.

9.1 Transfer Notice.

(i) If any holder of Shares proposes to Transfer any Shares or any interest therein to any Person that is not an Affiliate of such holder, then such holder shall give each of YY (unless YY is such holder, and so long as YY holds any Share in the Company) and Tencent (unless Tencent is such holder, and so long as Tencent holds at least 95% of the Shares that it acquired at the Closing) (each such holder, when Transferring Equity Securities of the Company, shall be referred to as a “Transferor”), written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (a) a description of the Shares to be transferred (the “Offered Shares”), (b) the identity and address of the prospective transferee and (c) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.

Shareholders Agreement

(ii) The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

9.2 Option of Tencent and YY.

(i)

(a) In the event that any Transferor (other than Tencent and YY) is proposing to Transfer any Shares to any third party purchaser that is not an Affiliate of such Transferor, Tencent (for so long as Tencent holds at least 95% of Series B Preferred Shares that it acquired at the Closing) and YY shall have an option for a period of ten (10) Business Days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice, on a pro rata basis in proportion to the aggregate number of Ordinary Shares held by Tencent and YY (including any Preferred Shares on an as-converted to Ordinary Share basis), by notifying the Transferor in writing before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase.

(b) In the event that either Tencent or YY is the Transferor proposing to Transfer any Shares to any third party purchaser that is not an Affiliate of such Transferor, Tencent (in the event that YY is the Transferor, and for so long as Tencent holds at least 95% of Series B Preferred Shares that it acquired at the Closing) or YY (in the event Tencent is the Transferor) shall have an option in the Option Period to elect to purchase all or any portion of the Offered Shares, subject to any applicable co-sale right of holders of Series A Preferred Shares pursuant to Section 11, at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor in writing before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase.

(ii) If either YY or Tencent, as applicable, does not exercise its right to purchase its full entitlement of the Offered Shares pursuant to Section 9.2(i)(a), the Transferor shall deliver written notice thereof (the “Second Notice”), within five (5) days after the expiration of the Option Period, to the other Investor between YY and Tencent that has exercised its right to purchase its full entitlement of the Offered Shares pursuant to Section 9.2(i)(a), and such other Investor shall be entitled to, and may elect to, purchase the unpurchased Offered Shares (an “Exercising Shareholder”) at the same price and subject to the same terms and conditions as described in the Transfer Notice. The Exercising Shareholder may exercise the right to purchase such unpurchased Offered Shares by notifying the Transferor in writing within ten (10) Business Days after receipt of the Second Notice.

Shareholders Agreement

(iii) Subject to applicable securities Laws, each of Tencent and YY, as applicable, shall be entitled to apportion the Offered Shares to be purchased among its Affiliates, provided that it notifies the Transferor in writing and such Affiliates shall execute and deliver such documents and take such other actions as may be necessary for such Affiliates to join in and be bound by the terms of this Agreement as an “Investor” (if not already a Party hereto) upon and after such Transfer.

9.3 Procedure. If Tencent or YY, as applicable, gives the Transferor notice that it desires to purchase Offered Shares and the Transferor delivers to the Company a validly executed instrument of transfer, then payment for the Offered Shares to be purchased (subject to any applicable co-sale right of holders of Series A Preferred Shares pursuant to Section 11) shall be made by check (if agreeable to the Transferor), or by wire transfer in immediately available funds of the appropriate currency, and the Company will deliver an updated register of members reflecting Tencent or YY, as applicable, as the holder of such Offered Shares purchased (subject to any applicable co-sale right of holders of Series A Preferred Shares pursuant to Section 11), at a place agreed to by the Transferor and the Exercising Shareholder and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive offices of the Company on the 45th day after the Company’s receipt of the Transfer Notice, unless such notice contemplated a later closing date with the prospective transferee or unless the value of the purchase price has not yet been established pursuant to Section 9.4, in which case the closing shall be on such later date or as provided in Section 9.4(iv). The Company shall update its register of members upon the consummation of any such Transfer.

9.4 Valuation of Property.

(i) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Exercising Shareholder shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(ii) If the Transferor and the Exercising Shareholder cannot agree on such cash value within the Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by agreement of the Transferor and the Exercising Shareholder or, if they cannot agree on an appraiser within the Option Period, the Transferor on one side and the Exercising Shareholder on the other side shall each select an appraiser of internationally recognized standing and such appraisers shall designate another appraiser of internationally recognized standing, whose appraisal shall be determinative of such value and shall be final and binding on the Transferor and the Exercising Shareholder.

(iii) The cost of such appraisal shall be shared equally by the Transferor, on the one hand, and the Exercising Shareholder pro rata based on the number of Offered Shares such Exercising Shareholder is purchasing, on the other hand.

(iv) If the value of the purchase price offered by the prospective transferee is not determined within 45 days following the Company’s receipt of the Transfer Notice from the Transferor, the closing of the purchase of Offered Shares by the Exercising Shareholder shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this Section 9.4(iv).

Shareholders Agreement

10.	Drag-Along

10.1 Prior to a Qualified IPO, if (A) holders of a majority of the Ordinary Shares and (B) Majority Series B Preferred Holders (collectively, the “Drag-Along Transferors”), propose to Transfer all their interests in the Company in a transaction that would constitute a Deemed Liquidation Event (a “Drag Transaction”), the Drag-Along Transferors shall have the right to require, by written notice of the identity of the counterparty and the pricing and payment terms of the Drag Transaction (the “Drag Notice”), each of the remaining holders of Shares (the “Non-Transferring Parties”) to, and each of the Non-Transferring Parties shall, approve, and take all actions reasonably necessary or appropriate to enable, the consummation of such Drag Transaction, including but not limited to:

(i) Transfer, at the same time as the Drag-Along Transferors Transfer to the potential purchaser in the Drag Transaction, all of its interests in the Company, on the same terms and conditions and for the same price that the interests of the Drag-Along Transferors will be Transferred,

(ii) vote all of its Shares (A) in favor of such Drag Transaction, (B) against any other transaction that would interfere with, delay, restrict, or otherwise adversely affect such Drag Transaction, and (C) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) relating to such Drag Transaction or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the shareholders of the Company (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(iii) not exercise any dissenters’ or appraisal rights under applicable Law with respect to such Drag Transaction;

(iv) take all necessary actions in connection with the consummation of such Drag Transaction as reasonably requested by the Drag-Along Transferors, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Drag Transaction, and the delivery, at the closing of such Drag Transaction involving a sale of Shares, of all certificates representing Shares held or controlled by such holder, duly endorsed for transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates; and

(v) restructure such Drag Transaction, as and if reasonably requested by the Drag-Along Transferors, as a merger, consolidation, restructuring or similar transaction, or a sale of all or substantially all of the assets (either in terms of quantities or value) of the Company, or otherwise.

10.2 In the event that any such Non-Transferring Party fails for any reason to take any of the foregoing actions in Section 10.1 after receipt of the Drag Notice, such Non-Transferring Party hereby grants an irrevocable power of attorney and proxy to any Drag-Along Transferor to take all necessary actions and to execute and deliver all documents deemed by such Drag-Along Transferor to be reasonably necessary or appropriate to effectuate the terms of Section 10.1.

Shareholders Agreement

10.3 None of the transfer restrictions set forth in this Agreement shall apply in connection with a Drag Transaction, notwithstanding anything contained to the contrary herein.

11.	Right of Co-Sale.

11.1 Prior to a Qualified IPO, if (x) YY is the Transferor and (y) the Transfer will cause a change of Control of the Group, then (a) YY shall deliver to each holder of Series A Preferred Shares a written notice (the “Co-Sale Notice”) specifying (1) a description of the Offered Shares, including the number of the Offered Shares (the “Co-Sale Shares”) and the maximum number of Series A Preferred Shares that such holder of Series A Preferred Shares may participate in sale, (2) the identity and address of the prospective transferee, and (3) the consideration and the material terms and conditions upon which the proposed Transfer is to be made, and (b) each holder of Series A Preferred Shares shall be entitled to, and may elect to, participate in the Transfer by YY to the prospective transferee identified in the Co-Sale Notice of the Offered Shares on the same terms and conditions as specified in the Co-Sale Notice, by delivering to YY, within ten (10) days following delivery of the Co-Sale Notice, a written notice indicating the number of Series A Preferred Shares that the holder wishes to sell under its right to participate, provided that, if Tencent is the transferee pursuant to Tencent’s exercise of its purchase right in accordance with Section 8.9, any Series A-1 Preferred Shares Transferred to Tencent pursuant to this Section 11 shall, automatically and immediately upon and after such Transfer, convert into an equal number of Series A-2 Preferred Shares.

11.2 The maximum number of Series A Preferred Shares that each holder thereof may elect to sell under its right to participate shall be equal to the product of (i) the aggregate number of the Co-Sale Shares (on an as-converted basis) being transferred to the prospective transferee identified in the Co-Sale Notice, multiplied by (ii) a fraction, the numerator of which is the number of Series A Preferred Shares (on an as-converted basis) owned by such holder and the denominator of which is the sum of (x) the total number of Series A Preferred Shares (on an as-converted basis) owned by all holders thereof, and (y) the total number of Shares (on an as-converted basis) owned by YY, in each case on the date of the Co-Sale Notice.

11.3 Each holder of Series A Preferred Shares shall effect its participation in the sale of the Co-Sale Shares by promptly delivering to YY for transfer to the prospective transferee, before the applicable closing, one or more certificates, properly endorsed for transfer, which represent the type and number of Series A Preferred Shares that such holder elects to sell.

11.4 The share certificate or certificates that a holder of Series A Preferred Shares delivers to YY pursuant to Section 11.3 shall be transferred to the prospective transferee in consummation of the sale of the Co-Sale Shares pursuant to the terms and conditions specified in the Co-Sale Notice, and YY shall concurrently therewith remit to such holder of Series A Preferred Shares that portion of the sale proceeds to which such holder is entitled by reason of its participation in such sale. The Company will update its register of members upon the consummation of any such Transfer.

11.5 To the extent that any prospective transferee prohibits the participation by, or otherwise refuses to purchase Series A Preferred Shares from, any holder of Series A Preferred Shares exercising its co-sale rights hereunder, YY shall not sell to such prospective transferee any Shares unless and until, simultaneously with such sale, YY shall purchase from such holder such Series A Preferred Shares that such holder would otherwise be entitled to sell to the prospective transferee pursuant to its co-sale rights hereunder for the same consideration and on the same terms and conditions as the proposed Transfer described in the Co-Sale Notice.

Shareholders Agreement

12.	Non-Exercise of Rights of First Refusal and Co-Sale; Limitations to Right of First Refusal and Co-Sale.

12.1 If Tencent and YY, as applicable, do not elect to purchase all of the Offered Shares in accordance with Section 9, then, subject to the right of holders of Series A Preferred Shares to participate in the sale of the Offered Shares within the time periods specified in Section 11, the Transferor shall have a period of sixty (60) days from the expiration of the Option Period in which to sell the remaining Offered Shares that have not been taken up under Section 9 and Section 11, to the transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, so long as any such sale is effected in accordance with all applicable Laws. The Parties agree that each such transferee, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties documents and other instruments assuming the obligations of such Transferor under this Agreement and the Memorandum and Articles, and the transfer shall not be effective and shall not be recognized by any Party until such documents and instruments are so executed and delivered.

12.2 In the event the Transferor does not consummate the sale of such Offered Shares (subject to any applicable co-sale right of holders of Series A Preferred Shares pursuant to Section 11) to the transferee identified in the Transfer Notice within such sixty (60) day period, the rights of Tencent and YY under Section 9 and the right of holders of Series A Preferred Shares under Section 11, as applicable, shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

12.3 The exercise or non-exercise of the rights of Tencent and YY under Section 9 to purchase Equity Securities from a Transferor shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities.

12.4 Subject to the requirements of applicable Law hereof, the restrictions under Section 8 and the right of first refusal under Section 9 shall not apply to (a) any repurchase by the Company of any Equity Securities of the Company now or hereafter held by a holder in accordance with such Person’s any other written agreement with the Company (if any) that is approved by the Majority Series A Preferred Holders and the Majority Series B Preferred Holders, each voting as a separate class, (b) any sale of Equity Securities of the Company to the public pursuant to a Qualified IPO, (c) Transfer of any Equity Securities of the Company now or hereafter held by a shareholder or a special purpose vehicle of such shareholder to the parents, children, spouse of such shareholder, or to a trustee, executor, or other fiduciary for the benefit of such shareholder or his/her parents, children, spouse for bona fide estate planning purposes (each such transferee pursuant to clause (c) above, a “Permitted Transferee”, and collectively, the “Permitted Transferees”), (d) Transfer of any Equity Securities of the Company now or hereafter held by any Investor to its Affiliates and (e) any Transfer of Equity Securities to Tencent by YY pursuant to Tencent’s exercise of its purchase right in accordance with Section 8.9; provided, that (i) such Transfer is effected in compliance with all applicable Laws, including without limitation, the SAFE Rules and Regulations, (ii) respecting any transfer pursuant to clause (c) above, the transferring shareholder has provided Tencent and YY with reasonable evidence of the bona fide estate planning purposes for such transfer and reasonable evidence of the satisfaction of all applicable filings or registrations required by SAFE under the SAFE Rules and Regulations, (iii) such Transfer will not result in a change of Control of the Company (other than as otherwise contemplated pursuant to the exercise by Tencent of its purchase right in accordance with Section 8.9), and (iv) each such Permitted Transferee, prior to the completion of the Transfer, shall have executed the Deed of Adherence assuming the obligations of the holder of such Equity Securities of the Company under this Agreement and the Memorandum and Articles, with respect to the transferred Equity Securities; provided further, that the Transferor shall remain liable for any breach by such Permitted Transferee of any provision under this Agreement and the Memorandum and Articles.

Shareholders Agreement

13.	Lock-Up.

13.1 In addition to but not in lieu of any other transfer restriction contained herein, each of the holders of any Equity Securities of the Company agrees that such Person will not during the period commencing on the date of the final prospectus relating to the first underwritten registered public offering of the Ordinary Shares and ending on the date specified by the Company and the managing underwriter (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or other securities, in cash or otherwise. The underwriters in connection with such public offering are intended third party beneficiaries of this Section 13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each of the holders agrees to execute and deliver to the underwriters a lock-up agreement containing customary terms and conditions.

14.	Information and Inspection Rights.

14.1 Delivery of Financial Statements and Other Information. The Group Companies shall deliver to each Investor holding at least 10,769,535 Ordinary Shares (on an as-converted basis) the following documents or reports:

(i) within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by the Auditor, and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget, all prepared in English or Chinese and in accordance with the Accounting Standards consistently applied throughout the period;

(ii) within thirty (30) days of the end of each of the first three fiscal quarters, an unaudited consolidated income statement and statement of cash flows for such quarter and an unaudited consolidated balance sheet for the Company as of the end of such quarter, and a comparison of the financial results of such quarter with the corresponding quarterly budget, all prepared in English or Chinese and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

Shareholders Agreement

(iii) within thirty (30) days of the end of each month, a consolidated unaudited income statement and statement of cash flows for such month and a consolidated unaudited balance sheet for the Company as of the end of such month, and a comparison of the financial results of such month with the corresponding monthly budget, all prepared in English or Chinese and in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

(iv) a draft annual capital expenditure and operating budget and strategic plan within fifteen (15) days prior to the end of each fiscal year, setting forth: the projected detailed budgets, balance sheets, income statements and statements of cash flows on a month-to-month basis for the upcoming fiscal year of each Group Company; any dividend or distribution projected to be declared or paid; the projected incurrence, assumption or refinancing of Indebtedness; and all other material matters relating to the operation, development and business of the Group Companies; and

(v) copies of all documents or other information sent to all other shareholders and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, no later than five (5) days after such documents or information are filed by the Company.

The Company shall cause the chief financial officer and the financial controller of the Company to timely provide the above information.

14.2 Inspection Rights. The Group Companies covenant and agree that YY and each Investor holding at least 10,769,535 Ordinary Shares (on an as-converted basis) shall have the right, at its own expenses, to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accountants, legal counsels, auditors and investment bankers. Such inspection rights shall terminate upon an IPO; however, statutory inspection rights granted under applicable laws shall remain unaffected.

15.	Election of Directors.

15.1 Board of Directors.

(i) Upon and after the Closing and prior to a Qualified IPO of the Company, the Company shall have, and the Parties hereto agree to cause the Company to have, a Board consisting of three (3) Directors, each having one (1) vote for each of the matters submitted to the Board and being appointed as follows: (a) the holders of Series B Preferred Shares shall have the right to appoint one Director (the “Series B Director”), who (1) shall be designated by Tencent for so long as Tencent holds all of the Series B Preferred Shares it acquired at the Closing and (2) shall be included on any committee of the Board, and (b) YY shall have the right to appoint two Directors.

(ii) Upon and after the consummation of a Qualified IPO, the Board shall consist of at least five (5) Directors including no less than two (2) independent Directors and, for as long as Tencent and its Affiliates collectively hold 20% of the issued share capital of the Company on a fully diluted basis, Tencent shall have the right to appoint at least one (1) Director. Notwithstanding the foregoing, any holder of a majority of the voting power in the Company shall have the right to appoint up to the lowest number of Directors that (x) constitutes a majority of the Directors and (y) is no less than proportionate to its voting power in the Company.

Shareholders Agreement

(iii) Any Director designated pursuant to Sections 15.1(i) and (ii) may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Sections 15.1(i) and (ii), and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director on the Board shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Prior to a Qualified IPO of the Company, each Party that is a holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the members of the Company (and give written consents in lieu thereof) in support of the foregoing. It is agreed that this Section 15.1(iii) shall be subject to the applicable corporate governance requirements under the listing rules of the stock exchange on which the Company’s shares are listed upon and after the completion of a Qualified IPO of the Company.

(iv) The Series B Director appointed by Tencent shall be entitled to (A) enter into an indemnification agreement with the Company in form and substance reasonably satisfactory to Tencent, (B) a veto right on the grant of awards under the ESOP if the vesting schedule for such award materially deviates from the Agreed Vesting Schedule or the exercise price of such award is substantially lower than the then fair value of the Ordinary Shares at the time of such grant, and (C) the right to review and discuss the Company’s draft annual budget or annual business and financial plan with the management of the Company.

(v) Frequency, location, notices and quorum of meetings of the Board, and the voting rights of each Director, shall be set out in the Memorandum and Articles.

15.2 Observer. Each of Ping An and Engage shall be entitled to appoint one observer (the “Observer”) to attend all meetings of the Board and all subcommittees of the Board, in a nonvoting observer capacity and the Company shall give such Observer copies of all notices, minutes, consents, and other materials that the Company provides to the Company’s Directors at the same time and in the same manner as provided to such Directors. Each Observer shall be entitled to be reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending board or committee meetings.

16.	Protective Provisions.

16.1 Each Group Company shall not, and Mr. Dong shall cause each Group Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following matters, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing in advance by (a) holders of at least 75% of the Series B Preferred Shares on an as converted basis, and (b) the Majority Series A Preferred Holders:

Shareholders Agreement

(i) any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Shares;

(ii) any action that creates, authorizes the creation of or issues any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series B Preferred Shares, or increase the authorized number of the Series B Preferred Shares;

(iii) any purchase, repurchase, redemption or retirement of any Equity Securities, other than (A) repurchases pursuant to the ESOP or pursuant to other contractual agreements approved by the Board upon termination of a director, employee or consultant and (B) repurchases, redemption or cancellation of Series A Preferred Shares or Series B Preferred Shares pursuant to these Articles;

(iv) any amendment or modification to or waiver under any of the Charter Documents of any Group Company in a manner adverse to the Series B Preferred Shares;

(v) adoption, material amendment or termination of the ESOP or any other equity incentive, purchase or participation plan for the benefit of employees, officers, directors, contractors, advisors or consultants of any of the Group Companies;

(vi) any transaction with a Related Party, which either is outside the ordinary course of business of any Group Company or which individually, or in a series of transactions, exceeds US$15,000,000 in aggregate in any fiscal year (including but not limited to any expenses and fees payable in respect of any payment channels, bandwith or property leases);

(vii) the commencement of or consent to any proceeding seeking (A) to adjudicate it as bankrupt or insolvent, (B) liquidation, winding up, dissolution, reorganization, or other arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (C) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(viii) any investment in a subsidiary, partnership or joint venture that exceeds US$15,000,000, unless an investment and/or internal control policy (the “Investment Policy”) governing such investment exists (in which case, such investment shall solely be subject to compliance with the Investment Policy);

(ix) any amendment or termination of the Investment Policy that exists at the Closing;

(x) any divestiture or sale of all or substantially all the asset or business of a Group Company or more than 50% of voting power of a Group Company;

(xi) any Deemed Liquidation Event;

(xii) an initial public offering of any Equity Securities of any Group Company other than a Qualified IPO;

Shareholders Agreement

(xiii) incurrence of indebtedness or guarantees of indebtedness in excess of equivalent to 10% of the total assets of the Group, whether in a single or series of related transaction(s), except for the purpose of securing borrowings from banks or other financial institutions in the ordinary course of business not exceeding US$25,000,000 (or its equivalence in other currency or currencies), whether in a single or series of related transaction(s), at any time in any fiscal year;

(xiv) any change in the equity ownership of the Domestic Company or any restatement, amendment, termination or modification to or waiver under any of the Control Documents or entering into any agreements between the Domestic Company or any other entity which relates to the contractual Control of the Domestic Company;

(xv) any material change to the business scope or nature of business, or cessation of any business line or entering into any new business lines; and

(xvi) any change of the size of the board of directors of any Group Company other than changes pursuant to and in compliance with Section 15 hereof, and any modifications to the powers of the board of directors of any Group Company.

It is agreed that if the director designated by Tencent gives his/her explicit consent to items subject to these protective provisions or any other matters that need Tencent’s consent, the consent from such director shall constitute the consent from Tencent regarding these matters as required under the Transaction Documents and, without limiting the generality of the foregoing, Tencent shall authorize such director designee to sign any documents relating to the Company’s proposed initial public offering of any Equity Securities that need to be executed by Tencent as a shareholder.

Where any Special Resolution (as defined in the Memorandum and Articles) is required to approve any of the matters referred to in this Section 16 and such matter has not received the written approval of (i) holders of at least 75% of the Series B Preferred Shares on an as-converted basis, and (ii) the Majority Series A Preferred Holders, as required by this Section 16, the holders of the Preferred Shares who vote against the Special Resolution (as defined in the Memorandum and Articles) shall have the number of votes equal to (i) the votes of all holders of the Shares who vote for the resolution, plus (ii) one.

17.	Additional Covenants.

17.1 Business of the Group Companies. The Company shall procure that the Group Companies shall (i) conduct their respective business in compliance with all material respects with all applicable Laws and (ii) obtain, make and maintain in effect, all Consents, permits, approvals, authorizations, registrations and filings from the relevant Governmental Authority or other Persons required (including any required approvals under Section 16) in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws and regulations.

17.2 SAFE Registration. If any holder or beneficial owner of any Equity Security of the Company (other than the Investors) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, the Parties (other than the Investors) shall use their best efforts to promptly obtain a Power of Attorney in the form attached hereto as Exhibit B from such Security Holder, and shall use their best efforts to cause the designated representative under such Power of Attorney to promptly take such actions and execute such instruments on behalf of such Security Holder to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations.

Shareholders Agreement

17.3 Control Documents. Mr. Dong and the Group Companies shall ensure that each party to the relevant Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents. Any termination, material modification or waiver of, or extension to, any Control Documents shall require the written consent of the Majority Series A Preferred Holders and the Majority Series B Preferred Holders, as provided in Section 16 hereof. If any of the Control Documents becomes illegal, void or unenforceable under PRC Laws after the date hereof, the Parties (other than the Investors) shall devise a feasible alternative legal structure reasonably satisfactory to the Majority Series A Preferred Holders and the Majority Series B Preferred Holders which gives effect to the intentions of the parties in each Control Document and the economic arrangement thereunder as closely as possible.

17.4 Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Majority Series A Preferred Holders and the Majority Series B Preferred Holders such that the Company (i) will at all times Control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards.

17.5 US Tax Matters.

(i) The Company will use, and will cause each of the other Group Companies to use, commercially reasonable best efforts to avoid classification as a PFIC as defined in the Internal Revenue Code of 1986, as amended (the “Code”) for the current year or any subsequent year.

(ii) The Company shall promptly provide the Investors with written notice if it (or any of the other Group Companies) becomes a PFIC. Such notice shall include a reasonably detailed analysis of the determination that the Company (or any of the other Group Companies) has become a PFIC.

(iii) The Company shall make due inquiry with its tax advisors on at least an annual basis regarding its status as a PFIC, and if Company is informed by its tax advisors that any such entity has become a PFIC, or that there is a likelihood of any such entity being classified as a PFIC for any taxable year, the Company shall promptly notify the Investors of such status or risk, as the case may be. The Company agrees to make available to the Investors upon request, the books and records of the Company and the other Group Companies, and to provide information to the Investors pertinent to the Company’s status or potential status as a PFIC. Upon a determination by the Company, the Investors or any taxing authority that the Company has been or is likely to become a PFIC, the Company will provide the following information to the Investors and each of their direct or indirect beneficial owners (a “PFIC Shareholder”): (i) all information reasonably available to the Company to permit such PFIC Shareholder to (a) accurately prepare its US tax returns and comply with any other reporting requirements , if any, arising from its investment in the Company and relating to the Company or any of its Subsidiaries’ classification as a PFIC and (b) make any election (including, without limitation, a “qualified electing fund” election under Section 1295 of the Code), with respect to the Company (or any of its Subsidiaries); and (ii) a completed “PFIC Annual Information Statement” as described under Treasury Regulation Section 1.1295-1(g).

Shareholders Agreement

17.6 Compliance with Laws; Registrations.

(i) The Group Companies shall cause the Group Companies to, conduct their respective business in compliance with all applicable Laws, including but not limited to Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e-commerce, Intellectual Property rights, labor and social welfare and benefit (including housing fund contribution), taxation, and applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all U.S. anti-money laundering laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Parties (other than the Investors) shall cause each Group Company not to, and the Parties shall ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a U.S. Person), or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company.

(ii) None of the Group Companies shall directly or indirectly (i) take any action in furtherance of any boycott sanctioned by the United States; (ii) engage in transactions with any Governmental Authority, agent, representative or resident of, or any entity based or resident in, any of the following countries: Cuba, Iran, Libya, Syria, Sudan, the Democratic People’s Republic of Korea, Myanmar or any other country sanctioned by the Office of Foreign Assets Control of the U.S. Department of Treasury; or (iii) will otherwise engaged in transactions with any entity or person that is the target of U.S. economic sanctions, as designated by the Office of Foreign Assets Control of the U.S. Department of Treasury, including “Specially Designated Nationals” and “Blocked Persons”; or (iv) will receive unlicensed donations or engage in financial transactions with respect to which the Company or any Group Company knows or has reasonable cause to believe that the financial transaction poses a risk of furthering terrorist attacks anywhere in the world.

(iii) Without limiting the generality of the foregoing, each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned governmental authorities, in each case, as applicable.

Shareholders Agreement

17.7 Intellectual Property Protection. Except with the written consent of the Majority Series A Preferred Holders and the Majority Series B Preferred Holders, the Group Companies shall take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each employee and consultant of each Group Company to enter into an employment agreement, a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company.

17.8 Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

17.9 Non-compete by Key Person. Unless the Majority Series A Preferred Holders and the Majority Series B Preferred Holders otherwise consent in writing, Mr. Dong shall and shall cause each of the Key Employees for so long as such individual is a director, officer, manager or a direct or indirect holder of Equity Securities of a Group Company, in no event earlier than the first anniversary date of the IPO, devote his/her full time and attention to the business of the Group Companies and will use his/her best efforts to develop the business and interests of the Group Companies, unless an alternative arrangement with terms and conditions more favorable to Mr. Dong and/or the Key Employees is approved by the Majority Series A Preferred Holders and the Majority Series B Preferred Holders. Mr. Dong, (a) for so long as he is a director, officer, manager or a direct or indirect holder of Equity Securities of a Group Company and, each of the holding companies of Mr. Dong, (b) for so long as such holding company is a direct or indirect holder of Equity Securities of a Group Company or has the right to appoint any director, officer, manager to the Group Companies (together with the periods in paragraphs (a), the “Restraint Period”), and for two (2) years after Mr. Dong is no longer a director, officer, or manager of a Group Company and for two (2) years after Mr. Dong is no longer a direct or indirect holder of Equity Securities of a Group Company and Dong SPV is no longer a direct or indirect holder of Equity Securities of a Group Company or ceases to have any right to appoint any director, officer, manager to the Group Companies, shall not, and shall cause his/its Affiliate or Associate not to, directly or indirectly, within the entire world, the PRC, Hong Kong, Macau and Taiwan (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related or similar to the Businesses, provided, however, that the restrictions contained in this clause (i) shall not restrict Mr. Dong’s holding or increase in the holding of equity interests in YY or YY’s Affiliates, directly or indirectly, or the acquisition by Mr. Dong or Key Employee, directly or indirectly, of less than one percent (1%) of the outstanding share capital of any publicly traded company engaged in the business of any Group Company or otherwise competes with the business of any Group Company (a “Restricted Business”) or the investment in any fund or investment company by Mr. Dong as a limited partner or similar passive investor; (ii) solicit any Person who is or has been at any time a customer of the any Group Company for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company; (iii) solicit or entice away or endeavor to solicit or entice away any director, officer, consultant or employee of any Group Company; or (iv) utilize or disclose to any Person (other than the Group Companies) any confidential information relating to the Restricted Business or any customers, products, affairs and finances or trade secrets of any Group Company (including technical data and know-how). Mr. Dong expressly agrees that the undertakings and limitations set forth in this Section are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any part of this Section is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then such part will be severed and this Section will be enforced to the greatest extent permitted by Law. Each of the undertakings and limitations contained in this Section 17.9 shall be enforceable by each of the Group Companies and each Investor separately and independently. Notwithstanding the foregoing, the Parties acknowledge and consent that nothing in this Agreement or other Transaction Documents shall create, imply or constitute a restriction on Mr. Dong to continue to hold his positions or take new positions with YY or YY’s Affiliates or to devote his time and attention to the business of YY or YY’s Affiliates, or a restriction or limitation over the business activities of YY or YY’s Affiliates.

Shareholders Agreement

17.10 No Avoidance; Voting Trust. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

17.11 Option to Purchase the Domestic Company. The Parties hereby acknowledge and agree that, as part of the consideration for the Investors’ investment in the Company and other valuable consideration, the Company has the option, exercisable by the Company or any then Subsidiary thereof at any time (provided that such purchase by the Company or such Subsidiary is permitted under the then applicable Laws of the PRC), to purchase or transfer to an Affiliate of the Company the entire equity interest of the Domestic Company from the shareholders of the Domestic Company at the lowest amount permitted under the Laws of the PRC then applicable. The Parties further agree to effect such transfer of equity interest in the Domestic Company upon and only upon receipt of the written request of the Majority Series A Preferred Holders and the Majority Series B Preferred Holders, provided that such transfer shall at the time of such request be permissible under the Laws of the PRC then applicable.

Shareholders Agreement

17.12 Confidentiality.

(i) Disclosure of Terms. The terms and conditions of the Transaction Documents and all exhibits, restatements and amendments hereto and thereto (collectively, the “Financing Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except as permitted in accordance with the provisions set forth below.

(ii) Press Releases. None of the Parties hereto (other than the Investors) shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of each Investor and the Company, or (a) use the name of PING AN Insurance, 平安保险 or any of its Affiliates without obtaining in each instance the prior written consent of Ping An, or (b) use the name of YY, 欢聚时代 or any of its Affiliates without obtaining in each instance the prior written consent of YY.

(iii) Permitted Disclosure. Notwithstanding the foregoing, (a) the Company may disclose the existence or content of any of the Financing Terms to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise; (b) the Investors may disclose the existence or content of any of the Financing Terms to its Affiliates, the fund manager, auditor, insurer, accountant, consultant or an officer, director, general partner, limited partner, shareholder, investor, bona fide potential investor, counsel, advisor, employee of the Investors and/or its Affiliates, and bona fide prospective purchasers/investors of any Equity Securities of the Company so long as such Persons shall be advised of the confidential nature of the information or are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise; and (c) the Investors may disclose the existence or content of any of the Financing Terms for fund and inter-fund reporting purposes and any information contained in press releases or public announcements of the Company pursuant to Section 17.12(ii). Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 17.12(iv) below;

(iv) Legally Compelled Disclosure. If any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable Tax, securities, or other Laws and regulations of any jurisdiction or by subpoena or any requirement by governmental, judicial or regulatory body or any stock exchange) to disclose the existence or content of any of the Financing Terms in contravention of the provisions of this Section, such Party shall, to the extent legally and practically permissible, promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(v) Other Exceptions. The confidentiality obligations of the Parties set out in this Section 17.12 shall not apply to (a) information which was in the public domain or otherwise known to the relevant Party before it was furnished to it by another Party hereto or, after it was furnished to that Party, entered the public domain otherwise than as a result of (x) a breach by that Party of this Section 17.12 or (y) a breach of a confidentiality obligation by a third party discloser, where the breach was actually known to that relevant Party; (b) information disclosed by any director or observer of the Company to its appointer or any of its Affiliates or to any Person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 17.12.

Shareholders Agreement

(vi) The provisions of this Section shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and the Investors in respect of the transactions contemplated hereby, except for the nondisclosure provision set forth in the Subscription Agreement.

17.13 Dual Class Voting Structure.

(i) At the Closing prior to a Qualified IPO, the Company shall adopt a dual voting structure on its shares so that, subject to Section 8.3, the Class B Ordinary Shares, the Series A-2 Preferred Shares and the Series B-2 Preferred Shares (collectively, the “High Vote Shares”) shall each have ten votes on all matters in a shareholders meeting of the Company, and the Class A Ordinary Shares, the Series A-1 Preferred Shares and the Series B-1 Preferred Shares (collectively, the “Low Vote Shares”) shall each have one vote on all matters in a shareholders meeting of the Company.

(ii) Upon and after the completion of a Qualified IPO, the Company shall continue to have a dual voting structure, where, subject to Section 8.3, Class A Ordinary Shares shall each have one vote on all matters in a shareholders meeting of the Company, and Class B Ordinary Shares shall each have ten votes on all matters in a shareholders meeting of the Company (“High Voting Rights”).

(iii) Upon the completion of a Qualified IPO and subject to Section 8.3, all the Preferred Shares that are Low Vote Shares shall be automatically converted into Class A Ordinary Shares, and all the Preferred Shares that are High Vote Shares shall be automatically converted into Class B Ordinary Shares.

(iv) This Section 17.13 shall survive the completion of a Qualified IPO.

17.14 Capital contribution in Domestic Company. If Tencent holds not less than 30% of the issued share capital of the Company after the completion of a Qualified IPO, then, at the request of Tencent, the Company shall procure the relevant Group Company to as soon as practicable (i) contribute such an amount to the Domestic Company as additional registered capital of the Domestic Company so that Tencent (or its nominee) will hold a percentage of the registered capital of the Domestic Company that is proportionate to Tencent’s shareholding in the Company at such time, (ii) obtain all necessary Consents in connection with the contribution of such additional registered capital, (iii) amend the constitutional documents of the Domestic Company to reflect the additional contribution, and (iv) terminate the Control Documents then in force and effect, and enter into new Control Documents with the WFOE, the Domestic Company and the equity holders of the Domestic Company.

Shareholders Agreement

18.	Miscellaneous.

18.1 Representations and Warranties. Each Party represents and warrants to the other Parties that:

(i) such Party has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby and, if such Party is not a natural Person, such party is duly incorporated or organized and existing under the Laws of the jurisdiction of its incorporation or organization;

(ii) the execution and delivery by such Party of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of such Party;

(iii) assuming the due authorization, execution and delivery hereof by the other Parties, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and (b) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and

(iv) the execution, delivery and performance of this Agreement by such Party and the consummation of the transactions contemplated hereby will not, (a) violate any provision of the constitutional, organizational or governance documents of such Party to the extent relevant, (b) require such Party to obtain any Consent, approval or action of, or make any filing with or give any notice to, any Governmental Authority in such Party’s country of organization or any other Person pursuant to any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, other than any such Consent, approval, action or filing that has already been duly obtained or made, or that is permitted to be, and will be, obtained or made following the date hereof, or that is otherwise required hereunder, (c) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a material default under, any instrument, contract or other agreement to which such Party is a party or by which such Party is bound, (d) violate any Law applicable to such Party that would materially and adversely affect such Party’s ability to execute, deliver or perform its obligations hereunder.

18.2 Termination. This Agreement shall terminate upon mutual consent of the Parties hereto, and any right of a Party set forth hereunder (other than the relevant Group Company) shall cease if such Party no longer holds, directly or indirectly, any Equity Securities of the Company. The provisions of Sections 7 through Section 17 (except for Section 17.6, Section 17.9, Section 17.12, Section 17.13 and Section 17.14) shall terminate on the earliest of the consummation of the Qualified IPO or a Deemed Liquidation Event. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Section 17.6, Section 17.9, Section 17.12, Section 17.13, and Section 18). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

18.3 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Mr. Dong irrevocably agrees to cause Dong SPVs to perform and comply with all of their respective covenants and obligations under this Agreement. Mr. Li irrevocably agrees to cause Li SPV to perform and comply with all of its covenants and obligations under this Agreement.

Shareholders Agreement

18.4 Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. Subject to Section 8.2 and Section 8.3 of this Agreement, the rights of any Investor (including, without limitation, registration rights) are assignable, and the obligations of any Investor hereunder are transferrable, in each case, to an Affiliate, or to a third party in connection with the transfer of Equity Securities of the Company held by such Investor to such third party pursuant to this Agreement but only to the extent of such transfer. This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned or transferred without the mutual written consent of the other Parties except as expressly provided herein.

18.5 Governing Law. This Agreement shall be governed by and construed under the Laws of Hong Kong, without regard to principles of conflict of Laws thereunder.

18.6 Dispute Resolution.

(i) Any dispute, controversy or, claim or difference of any kind whatsoever arising out of, relating to or in connection with this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof, the validity, scope and enforceability of this arbitration provision and any dispute regarding no-contractual obligations arising out of or relating to it (the “Dispute”) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Center (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules in force at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 18.6, including the provisions concerning the appointment of arbitrators, the provisions of this Section 18.6 shall prevail.

(ii) The law of this arbitration clause shall be Hong Kong law. The seat of arbitration shall be Hong Kong.

(iii) The number of arbitrators shall be three and the language of the arbitration proceedings and written decisions or correspondence shall be English.

(iv) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the tribunal.

18.7 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule II attached to the Subscription Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

Shareholders Agreement

18.8 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

18.9 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent to address breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

18.10 Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

18.11 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

18.12 Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Investors; and (iii) Persons holding a majority of the Ordinary Shares; provided, however, that (a) no amendment or waiver shall be effective or enforceable in respect of a holder of any particular series of shares of the Company if such amendment or waiver affects such holder materially and adversely differently from the other holders of the same series of shares, respectively, unless such holder consents in writing to such amendment or waiver, and (b) any provision that specifically and expressly gives a right to a named Investor shall not be amended or waived without the prior written consent of such named Investor. Notwithstanding the foregoing, any Party hereunder may waive any of its/his rights hereunder without obtaining the consent of any Parties. Any amendment or waiver effected in accordance with this Section shall be binding upon all the Parties hereto.

Shareholders Agreement

18.13 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

18.14 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

18.15 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

18.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

18.17 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) together with the other instruments and agreements referenced herein constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (including without limitation the Term Sheet between the Company, YY, Mr. Dong and Tencent dated February 3, 2018).

18.18 Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement. For the avoidance of doubt, the Company is not bound by any provision of this Agreement to the extent that it constitutes an unlawful fetter on any statutory power of the Company. This shall not affect the validity of the relevant provision as between the other Parties to this Agreement or the respective obligations on the other Parties as between themselves under this Agreement.

Shareholders Agreement

18.19 Aggregation of Shares. All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights of any Investor under this Agreement.

18.20 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding shares of such class or series of Shares by such subdivision, combination or share dividend.

18.21 Future Ordinary Holders. Except with the written consent of the Majority Series A Preferred Holders and the Majority Series B Preferred Holders, the Company shall cause a future holder of more than one percent (1%) of the Company’s Ordinary Shares or a future holder of Equity Securities (other than the Preferred Shares) convertible, exchangeable or exercisable for more than one percent (1%) of the Company’s Ordinary Shares (in any case, as designated by the Preferred Shareholders) to enter into this Agreement and become subject to the terms and conditions hereof as a holder of the Company’s Ordinary Shares. The Parties hereto hereby agree that such future holders shall become parties to this Agreement by executing the Deed of Adherence, without any amendment of this Agreement, or any consent or approval of any other party.

18.22 No Promotion.

(i) The Company agrees that it will not, without the prior written consent of Ping An, in each instance, (a) use in advertising, publicity, or otherwise the name of Ping An (including without limitation PING AN Insurance and 平安保险), or any Affiliate of Ping An or any partner or employee of any Affiliate of Ping An nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Ping An or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Ping An or an Affiliate of Ping An. The Company further agrees that it shall obtain the written consent from Ping An prior to the Company’s issuance of any public statement detailing such Investor’s subscription of Shares pursuant to this Agreement.

(ii) Each Group Company agrees that it will not, without the prior written consent of the holder of the Series B Preferred Shares or Tencent (regardless of whether or not Tencent or its Affiliates are shareholders of any Group Company), in each instance, (a) use in advertising, publicity, or otherwise the name of Tencent, or any Affiliate of Tencent or any partner or employee of any Affiliate of Tencent nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Tencent or its Affiliates (whether alone or in combination thereof), or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Tencent or an Affiliate of Tencent. The Company further agrees that it shall obtain the written consent from Tencent prior to the Company’s issuance of any public statement detailing Tencent’s subscription of the Series B-2 Preferred Shares.

Shareholders Agreement

18.23 No Fiduciary Duty. The Parties hereto acknowledge and agree that nothing in this Agreement or the other Transaction Documents shall create a fiduciary duty of any Investor or its Affiliates to any Group Company or its shareholders.

18.24 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Group Companies and their officers and directors and the other Warrantors (as defined in the Subscription Agreement), in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

18.25 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

18.26 Independent Nature of Investors’ Obligations and Rights. The obligations of the Investors under this Agreement and the other Transaction Documents are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investors in connection with the transactions contemplated hereby. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

18.27 Effective Date. This Agreement shall take effect upon the Closing Date.

[The remainder of this page has been intentionally left blank.]

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

COMPANY:

HUYA INC.

By:	/s/ DONG Rongjie
Name:	DONG Rongjie (董荣杰)
Title:	Director

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

HK COMPANY:

HUYA LIMITED

By:	/s/ ZHANG Haifeng
Name:	ZHANG Haifeng (张海峰)
Title:	Director

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

DOMESTIC COMPANY:

广州虎牙信息科技有限公司 (Guangzhou Huya Information Technology Co., Ltd.) (Company Seal)

By:	/s/ DONG Rongjie
Name:	DONG Rongjie (董荣杰)
Title:	Legal Representative

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

WFOE:

广州虎牙科技有限公司 (Guangzhou Huya Technology Co., Ltd.) (Company Seal)

By:	/s/ DONG Rongjie
Name:	DONG Rongjie (董荣杰)
Title:	Legal Representative

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

The undersigned (a) understands that this Agreement imposes obligations on him, (b) understands English and has read and understands the terms of this Agreement or has had this Agreement translated and explained to him, and (c) has considered this Agreement with his own tax and legal advisors and has relied solely on such advisors for tax and legal advice and will be responsible for his own liabilities resulting from this Agreement.

签字人通晓英语，已阅读了本协议并且理解本协议的条款（或者已经请人提供了本协议的翻译件， 并获得了逐条的讲解），理解签字人在本协议下的义务，已与其税务和法律顾问一起审查了本协议，没有依赖任何税务和法律顾问的建议（签字人自己的税务和法律顾问除外），会履行其在本协议下的所有义务，并支付其在本协议下所需缴纳的款项。

DONG Rongjie (董荣杰)

By:	/s/ DONG Rongjie

Name:	DONG Rongjie (董荣杰)

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

The undersigned (a) understands that this Agreement imposes obligations on him, (b) understands English and has read and understands the terms of this Agreement or has had this Agreement translated and explained to him, and (c) has considered this Agreement with his own tax and legal advisors and has relied solely on such advisors for tax and legal advice and will be responsible for his own liabilities resulting from this Agreement.

签字人通晓英语，已阅读了本协议并且理解本协议的条款（或者已经请人提供了本协议的翻译件， 并获得了逐条的讲解），理解签字人在本协议下的义务，已与其税务和法律顾问一起审查了本协议，没有依赖任何税务和法律顾问的建议（签字人自己的税务和法律顾问除外），会履行其在本协议下的所有义务，并支付其在本协议下所需缴纳的款项。

LI Xueling (李学凌)

By:	/s/ LI Xueling

Name:	LI Xueling (李学凌)

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

YY:

YY Inc.

By:	/s/ LI Xueling
Name:	LI Xueling (李学凌)
Title:	Authorized Signatory

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

LI SPV:

NEW WALES HOLDINGS LIMITED

By:	/s/ LI Xueling
Name:	LI Xueling (李学凌)
Title:	Authorized Signatory

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

MANAGEMENT SPV:

LEGEND RANK VENTURES LIMITED

By:	/s/ LI Xueling
Name:	LI Xueling (李学凌)
Title:	Authorized Signatory

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

MANAGEMENT SPV:

Rosy Bay Limited

By:	/s/ LI Xueling
Name:	LI Xueling (李学凌)
Title:	Authorized Signatory

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

DONG SPV:

All Worth Limited

By:	/s/ DONG Rongjie
Name:	DONG Rongjie (董荣杰)
Title:	Authorized Signatory

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

DONG SPV:

Oriental Luck International Limited

By:	/s/ DONG Rongjie
Name:	DONG Rongjie (董荣杰)
Title:	Director

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

BANYAN PARTNERS FUND II, L.P. By: Banyan Partners II Ltd., its general partner

By:	/s/ Anthony Wu
Name:	Anthony Wu
Title:	Authorized Signatory

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

D.I. Alpha Media Company Limited

By:	/s/ Irene ZHANG
Name:	Irene ZHANG
Title:	Authorized Signatory

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

HY Streaming Company Limited

By:	/s/ Yonghua PANG
Name:	Yonghua PANG
Title:	Authorized Signatory

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Engage Capital Partners II Limited

By:	/s/ WANG ShuMin
Name:	WANG ShuMin
Title:	Authorized Signatory

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

MORNINGSIDE CHINA TMT FUND IV, L.P.

a Cayman Islands exempted limited partnership

By:

MORNINGSIDE CHINA TMT GP IV, L.P.,

a Cayman Islands exempted limited partnership,

its general partner

By:

TMT GENERAL PARTNER LTD.,

a Cayman Islands limited company,

its general partner

in        on

By:	/s/ Jill Marie Franklin
Name:	Jill Marie Franklin
Title:	Authorized Signatory

MORNINGSIDE CHINA TMT FUND IV CO-INVESTMENT, L.P., a Cayman Islands exempted limited partnership

By:
MORNINGSIDE CHINA TMT GP IV, L.P.,
a Cayman Islands exempted limited partnership, its general partner

By:
TMT GENERAL PARTNER LTD.,
a Cayman Islands limited company, its general partner in on

By:	/s/ Jill Marie Franklin
Name:	Jill Marie Franklin
Title:	Authorized Signatory

Shareholders Agreement

IN WITNESS WHEREOF, the parties hereto have caused their respective duly authorized representatives to execute this Agreement on the date and year first above written.

INVESTOR:

Linen Investment Limited

By:	/s/ Huateng MA
Name:	Huateng MA
Title:	Authorized Signatory

Shareholders Agreement

EXHIBIT A

Part I

DEED OF ADHERENCE

DEED OF ADHERENCE made on the [                ] day of, [                ]

BETWEEN:

(1)	HUYA Inc., an exempted company incorporated with limited liability under the Laws of the Cayman Islands (the “Company”); and

(2)	[Name of New Shareholder] (the “New Shareholder”).

RECITALS:

(A)	On March 8, 2018, the Company and its Shareholders entered into the Amended and Restated Shareholders Agreement (the “Shareholders Agreement”) to which a form of this Deed is attached as Exhibit A.

(B)	The New Shareholder wishes to [be allotted/have transferred to him/her/it] [ ] shares (the “Shares”) in the capital of the Company from [ ] (the “Old Shareholder”) and in accordance with Section 8.2 of the Shareholders Agreement has agreed to enter into this Deed.

(C)	The Company enters this Deed on behalf of itself and as agent for all the existing Shareholders of the Company.

NOW THIS DEED WITNESSES as follows:

1.	Interpretation. In this Deed, except as the context may otherwise require, all words and expressions defined in the Shareholders Agreement shall have the same meanings when used herein.

2.	Covenant. The New Shareholder hereby covenants to the Company as trustee for all other persons who are at present or who may hereafter become bound by the Shareholders Agreement, and to the Company itself to adhere to and be bound by all the duties, burdens and obligations of a Shareholder holding the same class of shares as the Shares imposed pursuant to the provisions of the Shareholders Agreement and all documents expressed in writing to be supplemental or ancillary thereto as if the New Shareholder had been an original party to the Shareholders Agreement since the date thereof.

3.	Enforceability. Each existing Shareholder and the Company shall be entitled to enforce the Shareholders Agreement against the New Shareholder, and the New Shareholder shall be entitled to all rights and benefits of the Old Shareholder (other than those that are non-assignable) under the Shareholders Agreement in each case as if the New Shareholder had been an original party to the Shareholders Agreement since the date thereof.

4.	Governing Law. THIS DEED OF ADHERENCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF HONG KONG, EXCEPT TO THE EXTENT THAT THE COMPANIES LAW OF CAYMAN ISLANDS BY ITS TERMS IS APPLICABLE.

Shareholders Agreement

IN WITNESS WHEREOF, this Deed of Adherence has been executed as a deed on the date first above written.

HUYA Inc.

By:

Name:

Title:

[NAME OF NEW SHAREHOLDER]

By:

Shareholders Agreement

EXHIBIT A

Part II

DEED OF ADHERENCE

(1)	This questionnaire applies to the taxable year of HUYA Inc. (the “Company”) beginning on [*], 20[*], and ending on [*], 20[*].

(2)	PLEASE CHECK HERE IF 75% OR MORE OF THE COMPANY’S GROSS INCOME CONSTITUTES PASSIVE INCOME.

Passive income: For purposes of this test, passive income includes:

◾	Dividends, interests, royalties, rents and annuities, excluding, however, rents and royalties which are received from an unrelated party in connection with the active conduct of a trade or business.

◾	Net gains from the sale or exchange of property—

which gives rise to dividends, interest, rents or annuities (excluding, however, property used in the conduct of a banking, finance or similar business, or in the conduct of an insurance business);

which is an interest in a trust, partnership, or REMIC; or

which does not give rise to income.

◾	Net gains from transactions in commodities.

◾	Net foreign currency gains.

◾	Any income equivalent to interest.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the income received by such other corporation.

(3)	PLEASE CHECK HERE IF THE AVERAGE FAIR MARKET VALUE DURING THE TAXABLE YEAR OF PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE FAIR MARKET VALUE OF ALL OF THE COMPANY’S ASSETS.

Note: This test is applied on a gross basis; no liabilities are taken into account.

Passive Assets: For purposes of this test, “passive assets” are those assets which generate (or are reasonably expected to generate) passive income (as defined above). Assets which generate partly passive and partly non-passive income are considered passive assets to the extent of the relative proportion of passive income (compared to non-passive income) generated in a particular taxable year by such assets. Please note the following:

Shareholders Agreement

◾	A trade or service receivable is non-passive if it results from sales

◾	or services provided in the ordinary course of business.

◾	Intangible assets that produce identifiable items of income, such as patents or licenses, are characterized in terms of the type of income produced.

◾	Goodwill and going concern value must be identified to a specific income producing activity and are characterized in accordance with the nature of that activity.

◾	Cash and other assets easily convertible into cash are passive assets, even when used as working capital.

◾	Stock and securities (including tax-exempt securities) are passive assets, unless held by a dealer as inventory.

Average value: For purposes of this test, “average fair market value” equals the average quarterly fair market value of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(4)	PLEASE CHECK HERE IF (A) MORE THAN 50% OF THE COMPANY’S STOCK (BY VOTING POWER OR BY VALUE) IS OWNED BY FIVE OR FEWER U.S. PERSONS OR ENTITIES AND (B) THE AVERAGE AGGREGATE ADJUSTED TAX BASES (AS DETERMINED UNDER U.S. TAX PRINCIPLES) DURING THE TAXABLE YEAR OF THE PASSIVE ASSETS HELD BY THE COMPANY EQUALS 50% OR MORE OF THE AVERAGE AGGREGATE ADJUSTED TAX BASES OF ALL OF THE COMPANY’S ASSETS.

Average value: For purposes of this test, “average aggregate adjusted tax bases” equals the average quarterly aggregate adjusted tax bases of the assets for the relevant taxable year.

Look-through rule: if the Company owns, directly or indirectly, 25% of the stock by value of another corporation, the Company must take into account its proportionate share of the passive assets of such other corporation.

(5)	[INVESTOR] HAS THE FOLLOWING PRO-RATA SHARE OF THE ORDINARY EARNINGS AND NET CAPITAL GAIN OF THE COMPANY AS DETERMINED UNDER U.S. INCOME TAX PRINCIPLES FOR THE TAXABLE YEAR OF THE COMPANY:

Ordinary Earnings:                              (as determined under U.S. income tax principles)

Net Capital Gain:                              (as determined under U.S. income tax principles)

Shareholders Agreement

Pro Rata Share: For purposes of the foregoing, the shareholder’s pro rata share equals the amount that would have been distributed with respect to the shareholder’s stock if, on each day during the taxable year of the Company, the Company had distributed to each shareholder its pro rata share of that day’s ratable share (determined by allocating to each day of the year, an equal amount of the Company’s aggregate ordinary earnings and aggregate net capital gain for such year) of the Company’s ordinary earnings and net capital gain for such year. Determination of a shareholder’s pro rata share will require reference to the Company’s charter, certificate of incorporation, articles of association or other comparable governing document.

(6)	The amount of cash and fair market value of other property distributed or deemed distributed by Company to [Investor] during the taxable year specified in paragraph 1. is as follows:

Cash:

Fair Market Value of Property:

(7)	Company will permit [Investor] to inspect and copy Company’s permanent books of account, records, and such other documents as may be maintained by Company that are necessary to establish that PFIC ordinary earnings and net capital gain, as provided in Section 1293(e) of the U.S. Internal Revenue Code of 1986, as amended (or any successor provision thereto), are computed in accordance with U.S. income tax principles.

Shareholders Agreement

The foregoing representations are true and accurate as of the date hereof. If in any respect such representations shall cease to be true and accurate, the undersigned shall give immediate notice of such fact to [Investor].

[*]
By:
Name:
Title:
Date:

Shareholders Agreement

EXHIBIT B

FORM OF POWER OF ATTORNEY

授 权 委 托 书

委托人/Authorizing party:	姓名/Name:
身份证号/ID card No.:
地 址/Address:
邮 编/Postal code:
电 话/Telephone:

受委托人/Authorized party:	姓名/Name:
身份证号/ID card No.:
地 址/Address:
邮 编/Postal code:
电 话/Telephone:

委托人拟行使根据其于       年       月      日与HUYA Inc, 一家根据开曼法律设立的公司（“ 境外公司”），签署之认股证书 /期权协议而获得的认股权/期权。在满足认股证书/期权协议规定的相应条件的情况下，委托人将获得境外公司的              股普通股（占境外公司总股本的       %）。现就上述认股权/期权行使行为委托受委托人代为办理相关的外汇登记手续。

The authorizing party intends to exercise the call/options obtained by it under the warrant/option agreement executed by and between it and HUYA Inc, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Offshore Company”), on month/day/year. Upon fulfilment of the appropriate conditions set forth in the warrant/option agreement, the authorizing party will acquire                  ordinary shares in the Offshore Company (representing     % of the total share capital of the Offshore Company). In connection with the exercise of such call/options, the authorized party is hereby empowered to go through relevant foreign exchange registration formalities on behalf of the authorizing party.

受委托人的代理权限为：代为提出申请，并办理有关声明、承认、变更或放弃的手续，领取有关通知、证明、文件等资料，以及其他一切与办理此次外汇登记相关的事宜。

The delegated authority of the authorized party includes, on behalf of the authorizing party, filing application, going through the formalities for declaration, acknowledgement, amendment or waiver, collecting relevant notice, certificates, documents and other materials and handing all matters relating to the foreign exchange registration.

委托人/Authorizing party：                      （签字/Signature）

                                     年         月        日/Month/Day/Year